EXHIBIT 32




                CERTIFICATION


 Pursuant to 18 U.S.C. 1350 as adopted by Section 906
      of the Sarbanes-Oxley Act of 2002



     Each of the undersigned, Keith E. Trost, President
of Sears Roebuck Acceptance Corp. (the "Company"), and
George F. Slook, Vice President,  Finance, Treasurer and
Assistant Secretary of  the Company, has executed this
certification in connection with the  filing with the
Securities and Exchange Commission of the Company's Annual
Report on Form 10-K for the year ended January 1,  2005
(the ''Report'').

Each of the undersigned hereby certifies that:

(1) The Report fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of
    1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


February 23,  2005



/s/ Keith E. Trost
------------------
Keith E. Trost
President


/s/ George F. Slook
-------------------
George F. Slook
Vice President, Finance, Treasurer and Assistant Secretary



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